THE BEAR STEARNS COMPANIES INC.
                                  IncomeNotes(SM)
            With Maturities of Nine Months or More from Date of Issue


Registration No. 333-109793
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 30
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)
Trade Date: July 6, 2004
Issue Date: July 9, 2004
The date of this Pricing Supplement is July 6, 2004

Fixed Rate Notes

-------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Interest
                                                       Price to     Discounts &                                  Payment
 CUSIP#         Interest Rate     Maturity  Date        Public      Commissions     Reallowance     Dealer      Frequency
-------------------------------------------------------------------------------------------------------------------------
07387EFQ5          6.15%            7/15/2029          100.00%        2.50%          0.350%        98.00%        Semi
-------------------------------------------------------------------------------------------------------------------------



                                                Subject to Redemption
                                                ---------------------
----------------------------------------------------------------------------------------------------------------------------------

                 First Interest                                                                     Aggregate
First Interest      Payment        Survivor's                                                       Principal
 Payment Date        Amount         Option      Yes/No   Date and Terms of Redemption                 Amount         Net Proceeds
----------------------------------------------------------------------------------------------------------------------------------
  1/15/2005          $31.78           Yes       Yes      Commencing on 7/15/2009 and on the        $4,003,000         $3,902,925
                                                         15th of each month thereafter until
                                                         Maturity, the Notes may be called in
                                                         whole at par at the option of the
                                                         Company on ten calendar days notice.
-----------------------------------------------------------------------------------------------------------------------------------

                                       ***

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.